Exhibit 10.19

PURCHASE AGREEMENT MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Modification Agreement”) is made and entered into effective as of September 27, 2024 (the “Effective Date”), by and between VCI GLOBAL LIMITED, a British Virgin Islands corporation (“Company”), and ALUMNI CAPITAL LP, a Delaware limited partnership (“Investor”).

Recitals

A. Company and Investor are parties to a Purchase Agreement dated as of August 1, 2024 (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, the Company and Investor entered into an agreement whereby the Investor shall purchase up to Five Million Dollars ($5,000,000) from time to time, subject to the terms and conditions in the agreement, with the Commitment Period beginning on the Execution Date of August 1, 2024 and ending on December 31, 2025.

C. Company and Investor have agreed to modify the Purchase Agreement in accordance with the terms and conditions set forth in this Modification Agreement.

Modification Agreement

In consideration of the mutual covenants and agreements set forth in this Modification Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Amendment to Purchase Agreement.

1.1 Commitment Amount. Pursuant to Section 1 of the Purchase Agreement titled “Certain Definitions”, “Commitment Amount” shall be $35,000,000.

2.1 Registration Rights (Section 7). Pursuant to Section 7 of the Purchase Agreement titled “Registration Rights”, Section 7.1 shall be The Company shall file a Prospectus Supplement on effective Form F-1 or Form F-3 (whichever applicable) for the resale of the Purchase Notice Securities, not later than five (5) calendar days after the Execution Date and file an F-1 for the resale of remaining Registrable Securities (both the Purchase Notice Securities & Warrant Shares), not later than October 10, 2024 (the “Initial Registration Statement”). The Company shall use its commercially reasonable efforts to (i) cause every Registration Statement (as defined below) to be declared effective by the SEC as soon as practicable, and (ii) keep the Registration Statement continuously effective under the Securities Act until the Investor ceases to hold Registrable Securities. The Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Investor, and shall comply with the relevant provisions of the Securities Act and Exchange Act. The Investor acknowledges that it will be identified in the Registration Statement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of the Purchase Notice Securities, and the Investor shall furnish all information reasonably requested by the Company for inclusion therein. If Form F-3 becomes available for the registration of the resale of all of the Registrable Securities hereunder, the Company shall use such Form; provided, however, if Form F-3 is not available for the registration of the resale of all of the Registrable Securities hereunder, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a registration statement on Form F-3 covering all of the Registrable Securities has been declared effective by the SEC.

2. Other Provisions in Full Force. Except as specifically provided herein, the Purchase Agreement shall remain in full force and effect in accordance with the original terms and conditions.

3. Notices. Any notice required, permitted or contemplated hereunder shall be in accordance with the applicable “Notices” provision in the Purchase Agreement.

4. Miscellaneous. This Modification Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Modification Agreement and supersedes all previous understandings, written or oral, in respect of this Modification Agreement. This Modification Agreement may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes. This Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Modification Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement. If any term of this Modification Agreement is found invalid by a court of competent jurisdiction, the invalid term will be considered excluded from this Modification Agreement and will not invalidate the remaining terms of this Modification Agreement. At no time shall the prior or subsequent course of conduct by Company or Investor directly or indirectly limit, impair, or otherwise adversely affect any of the parties’ rights or remedies in connection with this Modification Agreement or any of the documents, instruments and agreements executed in connection herewith, as Investor and Company agree that this Modification Agreement and the documents, instruments, and agreements executed in connection herewith shall only be amended by written instruments executed by Investor and Company. This Modification Agreement is made and entered into for the protection and benefit of Investor and Company and their permitted successors and assigns, and no other person, association, authority or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Modification Agreement.

IN WITNESS WHEREOF, Investor and Company have executed this Modification Agreement to be effective as of the Effective Date.

VCI GLOBAL LIMITED

By:
Dato’ Victor Hoo, Chief Executive Officer

Accepted as of the Effective Date.

ALUMNI CAPITAL LP

By:
Ashkan Mapar, General Partner

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